ATHENE ANNUITY AND LIFE COMPANY (the “Company”) September 25, 2024 WHEREAS, the Company’s management presented the Board of Directors of the Company with materials describing the Company’s entry into a potentially attractive new line of business, insurance -wrapped products, and in particular, private placement variable annuities to be issued to Accredited Investors, as that term is defined in Securities and Exchange Commission Rule 501 of Regulation D under the Securities Act of 1933 (“PPVA Opportunity”); WHEREAS, after review and discussion of the PPVA Opportunity, the Board has determined it to be in the best interests of the Company to enter into this new line of business; WHEREAS, the Company desires to establish one or more dedicated separate accounts (the “Separate Accounts”) pursuant to the Iowa Insurance Code to issue private placement variable annuities (the “Contracts”); WHEREAS, it is expected that the Company will establish one separate account that will be registered under the ‘40 Act (but not under the ’33 Act) and will have subaccounts that invest in ’40 Act registered fully-liquid VIT funds (the “Registered Separate Account”); WHEREAS, it is expected that the Company will establish one separate account that will not be registered under the ’40 Act or the ’33 Act (via available operating company exemptions) and will invest solely in an Apollo Insurance Dedicated Company (semi-liquid) (the “Unregistered Separate Account”); and, WHEREAS, the Board of the Company has deemed it advisable and in the best interests of the Company to establish such Separate Accounts. NOW, THEREFORE, IT IS HEREBY ENTRY INTO NEW LINE OF PPVA BUSINESS & ESTABLISHMENT OF SEPARATE ACCOUNTS RESOLVED, that the Company is authorized to enter into the PPV Opportunity; and FURTHER RESOLVED, that management be hereby authorized on behalf of the Company to take whatever actions may be necessary or desirable for the Company to enter into the insurance-wrapped product market, including the PPVA Opportunity, and that such actions may include, but are not limited to, regulatory or other filings and entering into contractual arrangements. FURTHER RESOLVED, that the Company hereby establishes one or more Separate Accounts, including a Registered Separate Account and an Unregistered Separate Account, to be

in full compliance with Iowa Code §508A.1, and all rules and regulations of the Iowa Insurance Division, to be designated as the appropriate officers of the Company shall hereafter determine, for the following use and purposes, and subject to such conditions as hereinafter set forth; and FURTHER RESOLVED, that the Separate Accounts are established for the purpose of providing for the issuance by the Company of the Contracts, and shall constitute a funding vehicle for the Contracts; and FURTHER RESOLVED, that the appropriate officers of the Company are authorized to develop, implement and administer the Separate Accounts in accordance with a Plan of Operations; and FURTHER RESOLVED, that the Company’s general account shall not guarantee the obligations and liabilities of the Separate Accounts and the Contracts; and FURTHER RESOLVED, that pursuant to Iowa Code section 508A.1, the assets of the Separate Accounts shall be owned by the Company, and shall be legally segregated from the assets of the general account of the Company and that portion of the assets of the Separate Accounts not exceeding the reserves and other contract liabilities relating to the Separate Accounts shall not be chargeable with liabilities arising out of any other business of the Company; and FURTHER RESOLVED, that the assets of the Separate Accounts shall be derived solely from (a) Contract premium, (b) funds corresponding to income and capital gain accumulation with respect to investment of such assets, and (c) any transfers or advances made by the Company in connection with the operation of the Separate Accounts; and FURTHER RESOLVED, that the income, gains, and losses (whether or not realized) from assets allocated to the Separate Accounts shall, in accordance with Contracts issued by the Company providing for allocations to the Separate Accounts, be credited to or charged against the Separate Accounts without regard to the other income, gains, or losses of the Company; and FURTHER RESOLVED, that the Company shall maintain in the Separate Accounts assets at least equal to the amounts accumulated in accordance with the terms of the applicable Contracts and the statutory valuation reserves for such Contracts; and FURTHER RESOLVED, that subject to the requirements of Iowa Code section 508A.1 and the rules and regulations thereunder, the appropriate officers of the Company be, and hereby are, authorized to transfer cash or securities from time to time between the Company's general account and the Separate Accounts as deemed necessary or appropriate and consistent with the terms of the Contracts and the Company's Plan of Operations for the Separate Accounts and the Contracts; and FURTHER RESOLVED, that the appropriate officers of the Company be, and hereby are, authorized in their discretion as they may deem appropriate from time to time in accordance with applicable laws and regulations (a) to divide the Separate Accounts into divisions or subdivisions, (b) to modify or eliminate any such divisions or subdivisions, and (c) to designate further any division or subdivision thereof; and

FURTHER RESOLVED, that the Separate Accounts may invest and reinvest the assets of the Separate Accounts in securities as provided by the Plan of Operations and the Contracts; and FURTHER RESOLVED, that the appropriate officers of the Company be, and hereby are, authorized to provide for the distribution and issuance of the Contracts, including, without limitation, executing agreements and making arrangements as deemed necessary and appropriate; and FURTHER RESOLVED, that the appropriate officers of the Company be, and hereby are, authorized to execute agreements, and provide for such administrative, custodial or depository arrangements, as they may deem necessary and appropriate for assets allocated to the Separate Accounts and the issuance and administration of the Contracts. * * *